Exhibit 10.1

TENGION, INC.

AMENDED AND RESTATED MANAGEMENT SEVERANCE PAY PLAN

Instrument of Amendment and Termination

WHEREAS, Tengion, Inc. (the “Company”) maintains the Tengion, Inc. Amended and Restated Management Severance Pay Plan (the “Management Severance Plan”), effective as of March 15, 2012; and

WHEREAS, the Company as settlor of the Management Severance Plan wishes to amend and terminate the Management Severance Plan.

NOW THEREFORE, pursuant to Section 11 of the Management Severance Plan, the Company hereby terminates the Management Severance Plan effective as of the date set forth below (the “Amendment Date”).

1.           Section 3 is hereby amended in its entirety to read as follows:

“3.           Effective Date. The Plan’s effective date is the date this Plan is approved by the Company Board of Directors (the “Board”), which date is set forth above (the “Effective Date”).  It applies to all Eligible Employees who are terminated from employment after the Effective Date and before the Amendment Date of this Plan. The Plan shall terminate once all benefits hereunder have been paid. The Company has reserved the right to amend the Plan at any time.  For the avoidance of doubt, no benefits shall be payable under or provided by the Plan after the Amendment Date.”

2.           Section 4(d) is hereby amended to read as follows:

“(d)           either (1) be terminated from employment after the Effective Date and before the Amendment Date as a result of a job elimination, workforce reduction or reorganization, or other reason (other than any termination for ‘cause’); or (2) terminate employment after the Effective Date and before the Amendment Date for ‘Good Reason’ (as defined below);”

3.           Section 5 is amended by adding a new subsection (e) which reads as follows:

“(e)           Notwithstanding the foregoing, benefits under this Plan shall not be payable under or provided by this Plan after the Amendment Date, and the Plan shall accordingly be terminated as of the Amendment Date.”

IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment and Termination to be executed in its name and behalf by its authorized officers this 4th day of December, 2014.

TENGION, INC.

By:	/s/ John L. Miclot

Name:	John L. Miclot

Title:	President and Chief Executive Officer

By:	/s/ A. Brian Davis

Name:	A. Brian Davis

Title:	Chief Financial Officer and Senior Vice President, Finance

By:	/s/ Timothy Bertram, D.V.M., Ph.D.

Name:	Timothy Bertram, D.V.M., Ph.D.

Title:	Chief Scientific Officer and President, Research and Development